                                                                   EXHIBIT 99.3


[CENTRAL PARKING CORPORATION LOGO]                                         NEWS


             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                      (615) 297-4255 Fax: (615) 297-6240


FOR IMMEDIATE RELEASE

Contact: Monroe J. Carell, Jr.
                  Chairman and Chief Executive Officer
                  (615) 297-4255


                  CENTRAL PARKING CORPORATION REPORTS RESULTS
                         FOR THE THIRD FISCAL QUARTER


NASHVILLE, TN. (AUGUST 12, 2003) Central Parking Corporation (NYSE: CPC) today announced a net loss of $5.1 million, or $0.14 per diluted share, for the third quarter ended June 30, 2003. This compares with net earnings for the third quarter ended June 30, 2002 of $10.0 million, or $0.27 per diluted share. Revenues (excluding reimbursed management costs) increased 1.3 percent for the third quarter of 2003 to $182.8 million compared with $181.0 million in the year-earlier period.

         As previously announced, third quarter earnings were reduced by severance costs and property-related impairment costs. Severance costs for the quarter totaled $6.2 million and property-related impairment costs were $4.3 million. Earnings were also affected by higher general and administrative costs due to increases in insurance, legal and other expenses.

         For the nine-month period ended June 30, 2003, the company reported a net loss of $7.4 million, or $0.21 per diluted share compared with net earnings of $29.3 million, or $0.81 per diluted share in the year-earlier period. Revenues (excluding reimbursed management costs) for the first nine months of fiscal 2003 were $539.5 million compared with $532.1 million in the year-earlier period.

         "The results for the quarter reflect continued weakness in the economy in a price sensitive competitive environment," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "Partially offsetting the higher costs is the impact of our cost reduction initiatives. We continue to renegotiate leases, exit under-performing properties and eliminate positions not essential to our daily operations.

         "The current results also overshadow a number of positive developments in our operations. Earlier we announced the successful completion of the amendment to our $350 million senior secured credit facility under terms that we believe are very satisfactory to the company. We believe the renegotiation of this agreement and its terms demonstrate the confidence our lenders have in the future of our business. Also earlier this week we announced that Mark Shapiro will be joining the company as Senior Vice President and Chief Financial Officer on August 18. Filling this position with a person with Mark's broad-based experience and capabilities was one of my top priorities when I resumed the leadership of this corporation in May. We are confident Mark will make a major contribution to our success.


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Central Parking Corporation Reports Third Quarter Results
Page 2
August 12, 2003


         "We have also continued to win new business including the previously announced multi-year contract to manage the parking and shuttle services at Toronto Pearson International Airport, which began May 1, 2003 and a similar contract to manage the parking at the new Toyota Tundra Arena servicing the Houston Rockets, effective September 1, 2003. Following the end of the third quarter we announced a renewable three-year contract to manage revenue collection for the Orange County, California public toll road system. In total our new-to-lost business ratio for the third quarter and the nine months was
2.67 and 1.96 respectively.

         "Looking ahead we will continue to focus on cost reduction, debt repayment, reduction of receivables and strategies to improve the results of all of our properties. We have reduced capital expenditures to invest in only those projects that will improve efficiency and reduce costs."

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. The Company operates approximately 3,800 parking facilities containing more than 1.6 million spaces at locations in 39 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

         This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.


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Central Parking Corporation Reports Third Quarter Results
Page 3
August 12, 2003


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)


Amounts in thousands, except per share data

                                                             THREE MONTHS ENDED JUNE 30,         NINE MONTHS ENDED JUNE 30,
                                                               2003               2002             2003              2002
                                                             ---------         ---------         ---------         ---------

Revenues:
   Parking                                                   $ 152,150         $ 149,696         $ 448,690         $ 442,008
   Management contracts                                         30,622            31,256            90,801            90,113
                                                             ---------         ---------         ---------         ---------
                                                               182,772           180,952           539,491           532,121
   Reimbursement of management contract expenses               104,636            97,370           309,338           289,705
                                                             ---------         ---------         ---------         ---------
      Total revenues                                           287,408           278,322           848,829           821,826

Costs and expenses:
   Cost of parking                                             141,832           131,542           416,211           385,794
   Cost of management contracts                                 16,568            12,394            48,663            37,738
   General and administrative                                   24,987            17,224            66,797            52,571
   Non-compete amortization                                         13                94               157               310
                                                             ---------         ---------         ---------         ---------
                                                               183,400           161,254           531,828           476,413
   Reimbursed management contract expenses                     104,636            97,370           309,338           289,705
                                                             ---------         ---------         ---------         ---------
      Total costs and expenses                                 288,036           258,624           841,166           766,118
Property-related (losses) gains, net                            (4,435)           (2,298)           (6,963)            4,735
                                                             ---------         ---------         ---------         ---------
      Operating (loss) earnings                                 (5,063)           17,400               700            60,443

Other income (expenses):
   Interest income                                               1,137             1,221             3,503             4,260
   Interest expense                                             (4,887)           (3,142)          (13,434)           (9,461)
   Dividends on Company-obligated mandatorily
     redeemable convertible securities of a
     subsidiary trust                                           (1,045)           (1,093)           (3,134)           (3,823)
   Gain on repurchase of Company-obligated
     mandatorily redeemable convertible securities of a
     subsidiary trust                                               --               881                --             9,245
   Gain on sale of non-operating assets                             38                --             3,279                --
   Equity in partnership and joint venture earnings                177             1,265             1,437             3,233
                                                             ---------         ---------         ---------         ---------
(Loss) earnings from continuing operations before
minority interest, income taxes and cumulative
effect of accounting changes                                    (9,643)           16,532            (7,649)           63,897
Minority interest, net of tax                                     (884)           (1,374)           (3,244)           (3,652)
                                                             ---------         ---------         ---------         ---------

Net (loss) earnings from continuing operations
  before income taxes and cumulative effect of
  accounting change                                            (10,527)           15,158           (10,893)           60,245
Income tax benefit (expense)                                     5,349            (5,215)            4,738           (22,381)
                                                             ---------         ---------         ---------         ---------
(Loss) earnings from continuing operations before               (5,178)            9,943            (6,155)           37,864
cumulative effect of accounting changes
Cumulative effect of accounting change, net of tax                  --                --                --            (9,341)
                                                             ---------         ---------         ---------         ---------
   (Loss) earnings from continuing operations                   (5,178)            9,943            (6,155)           28,523
                                                             ---------         ---------         ---------         ---------

   Discontinued operations, net of tax                              50                50            (1,258)              814
                                                             ---------         ---------         ---------         ---------

   Net (loss) earnings                                       $  (5,128)        $   9,993         $  (7,413)        $  29,337
                                                             =========         =========         =========         =========

Basic (loss) earnings per share:
   (Loss) earnings from continuing operations before
cumulative effect of accounting changes                      $   (0.14)        $    0.28         $   (0.17)        $    1.06
   Cumulative effect of accounting change, net of tax               --                --                --             (0.26)
   Discontinued operations, net of tax                              --                --             (0.04)             0.02
                                                             ---------         ---------         ---------         ---------
   Net (loss) earnings                                       $   (0.14)        $    0.28         $   (0.21)        $    0.82
                                                             =========         =========         =========         =========
Diluted earnings per share:
   (Loss) earnings from continuing operations before
cumulative effect of accounting changes                      $   (0.14)        $    0.27         $   (0.17)        $    1.05
   Cumulative effect of accounting change, net of tax               --                --                --             (0.26)
   Discontinued operations, net of tax                              --                --             (0.04)             0.02
                                                             ---------         ---------         ---------         ---------
   Net (loss) earnings                                       $   (0.14)        $    0.27         $   (0.21)        $    0.81
                                                             =========         =========         =========         =========

   Weighted average shares used for basic per share
     data                                                       36,078            35,923            35,987            35,817
   Effect of dilutive common stock options                          --               664                --               373
                                                             ---------         ---------         ---------         ---------
   Weighted average shares used for dilutive per
     share data                                                 36,078            36,587            35,987            36,190
                                                             =========         =========         =========         =========


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Central Parking Corporation Reports Third Quarter Results
Page 4
August 12, 2003


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


Amounts in thousands

                                                                             JUNE 30,           SEPTEMBER 30,
                                                                               2003                2002
                                                                            -----------         -------------

ASSETS
Current assets:
   Cash and cash equivalents                                                $    33,510         $    33,498
   Management accounts receivable                                                36,052              39,664
   Accounts receivable - other                                                   13,397              15,714
   Current portion of notes receivable                                            8,634              11,549
   Prepaid expenses                                                              11,448               9,835
   Refundable income taxes                                                       10,904                  --
   Deferred income taxes                                                             --                  72
                                                                            -----------         -----------
      Total current assets                                                      113,945             110,332
Notes receivable, less current portion                                           40,635              41,210
Property, equipment and leasehold improvements, net                             454,470             434,733
Contract and lease rights, net                                                  107,488             108,406
Goodwill, net                                                                   230,309             242,141
Investment in and advances to partnerships and joint ventures                    13,724              12,836
Other assets                                                                     43,800              49,226
                                                                            -----------         -----------
   Total Assets                                                             $ 1,004,371         $   998,884
                                                                            ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt and capital lease obligations          $     4,441         $    53,318
   Accounts payable                                                              88,017              73,638
   Accrued expenses                                                              35,951              43,659
   Management accounts payable                                                   24,182              22,671
   Income taxes payable                                                              --               9,851
                                                                            -----------         -----------
      Total current liabilities                                                 152,591             203,137

Long-term debt and capital lease obligations, less current portion              279,508             207,098
Deferred rent                                                                    27,974              29,104
Deferred income taxes                                                             4,635              13,825
Other liabilities                                                                18,982              20,259
                                                                            -----------         -----------
      Total liabilities                                                         483,690             473,423
                                                                            -----------         -----------

Company-obligated mandatorily redeemable convertible securities of a
  subsidiary trust holding solely parent debentures                              78,085              78,085
Minority interest                                                                30,644              31,572

Shareholders' equity:
   Common stock                                                                     361                 360
   Additional paid-in capital                                                   245,107             242,112
   Accumulated other comprehensive loss, net                                       (699)             (2,377)
   Retained earnings                                                            167,888             176,924
   Other                                                                           (705)             (1,215)
                                                                            -----------         -----------
      Total shareholders' equity                                                411,952             415,804
                                                                            -----------         -----------
   Total Liabilities and Shareholders' Equity                               $ 1,004,371         $   998,884
                                                                            ===========         ===========


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
Central Parking Corporation Reports Third Quarter Results
Page 5
August 12, 2003


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)


Amounts in thousands

                                                                    NINE MONTHS ENDED JUNE 30,
                                                                     2003               2002
                                                                   ---------         ---------

Cash flows from operating activities:
         Net (loss) earnings                                       $  (7,413)        $  29,337
         (Earnings) loss from discontinued operations                  1,258              (814)
                                                                   ---------         ---------
         (Loss) earnings from continuing operations                   (6,155)           28,523
         Adjustments to reconcile net (loss) earnings from
            continuing operations to net cash provided by
            operating activities - continuing operations:
         Depreciation and amortization of property                    24,754            25,759
         Equity in partnership and joint venture earnings             (1,437)           (3,233)
         Distributions from partnerships and joint ventures            1,375             3,353
         Gain on sale of non operating assets                         (3,279)               --
         Property-related losses (gains), net                          6,963            (4,735)
         Gain on repurchase of company-obligated
            mandatorily redeemable convertible securities of
            a subsidiary trust                                            --            (9,245)
         Loss on derivatives related to refinancing                      918
         Decrease in fair value of derivatives                            12
         Cumulative effect of accounting change, net of tax               --             9,341
         Deferred income taxes                                        (9,866)             (963)
         Minority interest, net of tax                                 3,244             3,652
         Changes in operating assets and liabilities (net
           of acquisitions):
            Management accounts receivable                             3,612            (3,799)
            Accounts receivable - other                                2,317             2,616
            Prepaid expenses                                         (12,517)           (4,275)
            Other assets                                              12,600             1,614
            Accounts payable, accrued expenses and other
               liabilities                                             4,640             5,346
            Management accounts payable                                1,511             2,340
            Deferred rent                                             (1,130)            8,075
            Income taxes payable                                      (9,851)            7,236
                                                                   ---------         ---------
               Net cash provided by operating activities -            17,711            71,605
                   continuing operations
               Net cash (used) provided by operating
                   activities - discontinued operations               (1,258)              814
                                                                   ---------         ---------
               Net cash provided by operating activities              16,453            72,419
                                                                   ---------         ---------

Cash flows from investing activities:
         Proceeds from disposition of property and
           equipment                                                  17,918            15,716
         Proceeds from sale of investment in partnership
           interests                                                      --            18,399
         Purchase of property, equipment and leasehold
           improvements                                              (51,952)          (19,777)
         Purchase of contract and lease rights                        (7,186)          (18,801)
         Acquisitions, net of cash acquired                           (1,997)          (17,788)
         Other investing activities                                    4,963              (483)
                                                                   ---------         ---------
               Net cash used by investing activities                 (38,254)          (22,734)
                                                                   ---------         ---------

Cash flows from financing activities:
         Dividends paid                                               (1,623)           (1,613)
         Net (repayments) borrowings under revolving
            credit agreement                                         (74,500)            9,500
         Proceeds from issuance of notes payable, net of
            issuance costs                                           176,332                --
         Principal repayments on long-term debt and capital
            lease obligations                                        (78,299)          (41,512)
         Payment to minority interest partners                        (3,914)           (3,972)
         Repurchase of common stock                                       --              (488)
         Repurchase of mandatorily redeemable securities                  --           (21,823)
         Proceeds from issuance of common stock and
            exercise of stock options                                  2,995             3,261
                                                                   ---------         ---------
               Net cash provided (used) by financing
                  activities                                          20,991           (56,647)
                                                                   ---------         ---------

Foreign currency translation                                             822              (316)
                                                                   ---------         ---------
Net decrease in cash and cash equivalents                                 12            (7,278)
Cash and cash equivalents at beginning of period                      33,498            41,849
                                                                   ---------         ---------
Cash and cash equivalents at end of period                         $  33,510         $  34,571
                                                                   =========         =========


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